EXHIBIT 3.1

THIRD AMENDED AND RESTATED
BYLAWS
OF
MATRIX SERVICE COMPANY

(Effective May 2, 2023)

ARTICLE I OFFICES
Section 1.    The registered office of the Corporation shall be in the City of Wilmington,
County of New Castle, State of Delaware.

Section 2. The Corporation may also have offices at such other places both within and without the state of Delaware as the Board of Directors may from time to time determine or the business of the Corporation may require.

ARTICLE II MEETINGS OF STOCKHOLDERS
Section 1. All meetings of the stockholders for the election of Directors shall be held at such place as may be fixed from time to time by the Board of Directors and stated in the notice of the meeting. Meetings of stockholders for any other purpose may be held at such time and place, within or without the State of Delaware, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof. The Board may, at any time prior to holding an annual or special meeting of stockholders, and for any reason, cancel, reschedule or postpone any previously scheduled annual or special meeting.

Annual Meetings

Section 2. Annual meetings of stockholders shall be held on such date and at such time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, the stockholders shall elect Directors pursuant to Article III of these Bylaws, and transact such other business as may properly be brought before the meeting. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, a nominee for Director shall be elected to the Board of Directors if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election; provided, however, that Directors shall be elected by a plurality of the votes cast at any meeting of stockholders for which (i) the Secretary of the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors in compliance with the advance notice requirements for stockholder nominees for Director set forth in this Article II and (ii) such nomination has not been withdrawn by such stockholder on or prior to the record date for such meeting. If Directors are to be elected by a plurality of the votes cast, stockholders shall not be permitted to vote against a nominee. Any stockholder directly or indirectly soliciting proxies from other stockholders must use a proxy card color other than white, which shall be reserved for exclusive use by the Board.

1

Section 3. Written notice of the annual meeting stating the place, date and hour of the meeting shall be given to each stockholder entitled to a vote at such meeting not less than ten (10) nor more than sixty (60) days before the date of the meeting.

Section 4.

(a)Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporation’s notice of such meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record at the time of giving of the notice as provided for in this Section 4 and at the time of the annual meeting, and is entitled to vote at such meeting, who attends such meeting in person or by proxy to present such nomination or proposal, and who complies with the notice procedures set forth in this Section 4.

(b)For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to Section 4(a)(iii) above, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for stockholder action. To be timely, a stockholder’s notice must be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Corporation. Such stockholder’s notice (whether provided pursuant to this Section 4(b) or Section 6(c) must set forth:

(i)as to each person, if any, whom the stockholder proposes to nominate for election or re-election as a Director (1) all information relating to such person as would be required to be disclosed in solicitations of proxies for election of Directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “Exchange Act”),
(2) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among each stockholder giving notice and the beneficial owner, if any, on whose behalf the nomination is made, on the one hand, and each proposed nominee, and his respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant, (3) such person’s written consent to being named in the proxy statement as a nominee and to serving as a Director if elected, and (4) as an appendix, (A) attaching a completed stockholder nominee questionnaire (which questionnaire shall be provided by the Corporation within 10 days of the request by the stockholder providing the notice) and (B) a completed and signed written representation and agreement (executed by the nominee in the form provided by the Secretary upon written request) that such person (I) is not and will not become a party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such person, if elected as a Director of the Corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the Corporation or any Voting Commitment that could limit or interfere with such person’s ability to comply, if elected as a

2

Director of the Corporation, with such person’s fiduciary duties under applicable law, (II) is not and will not become a party to any agreement, arrangement or understanding with any person or entity other than the Corporation with respect to any direct or indirect compensation, reimbursement or indemnification in connection with service or action as a Director that has not been disclosed to the Corporation, (III) would be in compliance, if elected as a Director of the Corporation, and will comply with, applicable law, applicable rules of the U.S. exchange upon which the Corporation’s shares of Common Stock trade and all applicable publicly disclosed corporate governance, conflict of interest, corporate opportunities, confidentiality and stock ownership and trading policies and guidelines of the Corporation, (IV) will tender, promptly following such person’s election or reelection, an irrevocable resignation effective upon such person’s failure to receive the required vote for re-election at the next meeting at which such person would face re-election and upon acceptance of such resignation by the Board of Directors, in accordance with the Board of Director’s policies or guidelines on Director elections and (V) intends to serve a full term if elected as a Director of the Corporation;

(ii)as to any other business that the stockholder proposes to bring before the meeting, (1) a description in reasonable detail of the business desired to be brought before the meeting, (2) the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made and (3) the text of the proposal or business (including the text of any resolutions proposed for consideration and in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment); and

(iii)as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (1) the name and address of such stockholder, as they appear on the Corporation’s books, and of such beneficial owner, (2) the class and number of shares of capital stock of the Corporation that are owned beneficially and held of record by such stockholder and such beneficial owner, (3) the investment strategy or objective, if any, of such stockholder and each such Stockholder Associated Person (as defined below) who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person, (4) the disclosure of any short positions or other derivative positions relating to the Corporation’s shares of such stockholder and such beneficial owner, such information to include, and be updated to reflect any material change in, such positions from the period beginning six months prior to the nomination through the time of the annual meeting, (5) a description of any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder and such beneficial owner has a right to vote any shares of any security of the Corporation, (6) a representation that such stockholder is a holder of record of stock of the Corporation entitled to vote at such meeting, will continue to be a holder of record of stock entitled to vote at such meeting through the date of the meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, (7) a representation as to whether such stockholder or beneficial owner intends or is part of a group that intends to (x) deliver a proxy statement or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding stock required to approve or adopt the proposal or to elect each such nominee or (y) otherwise to solicit proxies from stockholders in support of such proposal or nomination, (8) the class and number of any security of any entity that was publicly disclosed as a peer by the Corporation, (9) the name and address of any person who contacted or was contacted by the stockholder giving the notice or any Stockholder Associated Person about the nominations or individuals nominated or other business proposal prior to the date of such stockholder’s notice, (10) to the extent known by the stockholder giving the notice, the name and address of any other stockholder supporting any of such stockholder’s nominees for election or reelection as a Director or the proposal of other business on the date of such stockholder’s notice, (11) a description of any agreement, arrangement or understanding with respect to the nomination or other business between or among such stockholder, beneficial owner or any other person, including without limitation any

3

agreements that would be required to be disclosed pursuant to Item 5 or Item 6 of Exchange Act Schedule 13D (regardless of whether the requirement to file a Schedule 13D is applicable) and a representation that the stockholder will notify the Corporation in writing within five business days after the record date for such meeting of any such agreement, arrangement or understanding in effect as of the record date for the meeting, (12) a representation that the stockholder proposing such business or making such nomination is a holder of record of stock of the Corporation entitled to vote at such meeting and intends to appear in person (including virtually in the case of a meeting conducted solely by means of remote communication) or by proxy at the meeting to propose such business or nomination, (13) in the case of a proposal nominating persons to for election to the Board of Directors, a representation that such stockholder giving the notice intends to solicit the holders of shares representing at least 67% of the voting power of the shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees in accordance with Rule 14a-19, and the name of each participant (as defined in Item 4 of the Schedule 14A) in such solicitation, and (14) in the case of a proposal other than the nomination of persons for election to the Board of Directors, a representation whether such proposing stockholder intends (or is part of a group that intends) to deliver a proxy statement or form of proxy to holders of at least the percentage of the Corporation’s voting shares required under applicable law to carry the proposal. The Corporation may require any proposed nominee to furnish such other information as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent Director of the Corporation or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such nominee.

(c)Any stockholder that provides notice pursuant to Rule 14a-19(b) or that includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder shall provide written notification to the Secretary of the Corporation promptly, but in no event later than two (2) business days, following any failure by the stockholder to comply with the requirements of Rule 14a-19(a)(2), or any change in such stockholder’s intent to solicit proxies from the holders of shares representing at least 67% of the voting power of shares entitled to vote on the election of directors in support of director nominees other than the Corporation’s nominees or with respect to the names of such stockholder’s nominees.

(d)Upon request by the Corporation, any stockholder that provides notice pursuant to Rule 14a-19(b) or that includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder shall deliver to the Corporation, no later than seven (7) business days prior to the applicable meeting, reasonable evidence that it has met the requirements of Rule 14a-19, including Rule 14a-19(a)(3), for any nominees proposed for election by such stockholder. If any stockholder provides notice pursuant to Rule 14a-19(b), (or includes the information required by Rule 14a-19(b) in a preliminary or definitive proxy statement previously filed by such stockholder) with respect to any proposed nominee, and subsequently fails to comply with the requirements of Rule 14a-19(a)(2) or Rule 14a-19(a)(3) (or fails to timely provide reasonable evidence sufficient to satisfy the Corporation that such stockholder or other person has met the requirements of Rule 14a-19, including Rule 14a-19(a)(3), in accordance with the preceding sentence), then notwithstanding anything to the contrary, unless otherwise required by law, the nomination of each such proposed nominee shall be disregarded, notwithstanding that proxies or votes in respect of the election of such proposed nominees may have been received by the Corporation (which proxies and votes shall be disregarded).

(e)The Board of Directors may reject any nomination by a stockholder not timely made in accordance with the requirements of this Article II, Section 4 and the requirements of the federal securities laws, regulations and rules, including Rule 14a-19 and each nominee must also meet all additional qualifications for directors which may be adopted from time to time by the Board of Directors or stockholders or as set forth in the Nominating and Corporate Governance

4

Committee Charter. The Chair of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not in compliance with the procedures prescribed by these Bylaws or the federal securities laws, regulations and rules, including Rule 14a-19 and if such Chair should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded. Subject to Rule 14a-19 nothing in these Bylaws shall be construed to permit any stockholder, or give any stockholder the right to include or have disseminated or described in any proxy materials relating to the Corporation’s next annual meeting or special meeting, as applicable, any nomination of a director or directors.

(f)Only such persons who are nominated in accordance with the procedures set forth in this Section 4 (annual meetings) and Section 6 (special meetings) shall be eligible to serve as Directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 4 (annual meetings) and Section 6 (special meetings). Except as otherwise provided by law, the certificate of incorporation or these Bylaws, the chair of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in this Section 4 (annual meetings) and Section 6 (special meetings), and, if any proposed nomination or business is not in compliance herewith, to declare that such defective proposal or nomination shall be disregarded.

(g)For purposes of this Section 4 and Section 6, the term “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.
(h)For purposes of this Section 4, the term “Stockholder Associated Person” of any stockholder shall mean (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

(i)For purposes of these Bylaws, shares shall be treated as “beneficially owned” by a person if the person beneficially owns such shares, directly or indirectly, for purposes of Section 13(d) of the Exchange Act and Regulations 13D and 13G thereunder or has or shares pursuant to any agreement, arrangement or understanding (whether or not in writing): (i) the right to acquire such shares (whether such right is exercisable immediately or only after the passage of time or the fulfillment of a condition or both), (ii) the right to vote such shares, alone or in concert with others and/or (iii) investment power with respect to such shares, including the power to dispose of, or to direct the disposition of, such shares.

(j)Notwithstanding the foregoing provisions of this Section 4 or Section 6, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth herein. If information submitted pursuant to this Section 4 or Section 6 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with these Bylaws. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two business days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five business days of delivery of such request (or such other period as may be specified in such request), (i) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 4 or Section 6,

5

and (ii) a written update of any information (including, if requested by the Corporation, written confirmation by such stockholder that it continues to intend to bring such nomination or other business proposal before the meeting) submitted by the stockholder pursuant to this Section 4 or Section 6 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with these Bylaws. Nothing in this Section 4 or Section 6 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act. In order to include information with respect to a stockholder proposal in the proxy statement for a meeting of stockholders, stockholders must provide notice as required by Rule 14a-8 under the Exchange Act and otherwise satisfy its requirements.

Stock Ledger

Section 5. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided; however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing in this Article II, Section 5 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting for a period of at ten (10) days ending on the day before the meeting date, either (a) on a reasonably accessible electronic network, provided that the information required to gain access to the list is provided with the notice of the meeting, or (b) during ordinary business hours, at the principal place of business of the Corporation. In the event the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by law, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this Article II, Section 5 or to vote in person or by proxy at any meeting of the stockholders. Notwithstanding the foregoing, the Corporation may maintain and authorize examination of the list of stockholders in any manner expressly permitted by the Delaware General Corporation Law at the time.

Special Meetings

Section 6.

(a)Special meetings of the stockholders for any purpose may be called only by the Chair of the Board of Directors and shall be called within 10 days after receipt of the written request of the Board of Directors, pursuant to a resolution approved by a majority of the entire Board of Directors. The business permitted to be conducted at any special meeting of the stockholders is limited to the business brought before the meeting by the Chair or by the Secretary at the request of a majority of the entire Board of Directors.

(b)Written notice of a special meeting stating the place, date and hour of the meeting, and the purpose or purposes for which the meeting is called, shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting, to each stockholder entitled to vote at such meeting.

(c)Nominations of persons for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board of Directors or (ii)

6

provided that the Board of Directors has determined that Directors shall be elected at such meeting, by any stockholder of the Corporation who is a stockholder of record at the time of giving of notice of the special meeting, who shall be entitled to vote at the meeting, who attends such meeting in person or by proxy to present such nomination, and who complies with the notice procedures set forth in this Section 6(c) and Section 4(b). In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more Directors to the Board of Directors, any such stockholder may nominate a person or persons (as the case may be), for election to such position(s) as specified in the Corporation’s notice of meeting, if (1) the stockholder’s notice required by Section 4(b) shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not later than the close of business on the 10th day following the date of the first public announcement of the date of the special meeting and (2) the stockholder has complied in all respects with the provisions of Article II, Section 4 regarding the nominations of persons to the Corporation’s board of directors.

Quorum

Section 7.

(a)The holders of a majority of the issued and outstanding Voting Stock (as defined below), present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders for the transaction of business except as otherwise provided by statute or by the certificate of incorporation. If, however, such quorum shall not be present or represented at any meeting of the stockholders, the stockholders entitled to vote thereat, present in person or represented by proxy, shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present or represented

(b)For the purpose of these Bylaws, “Voting Stock” shall mean the shares of capital stock of the Corporation entitled to vote generally in the election of Directors. In any vote required by or provided for in these Bylaws, each share of Voting Stock shall have the number of votes granted to it generally in the election of Directors.

Adjournment

Section 8. Any stockholders’ meeting may be adjourned from time to time (including an adjournment to address a technical failure to convene or continue a meeting using remote communication) by (a) the vote of the holders of a majority of the voting shares present at the meeting either in person or by proxy, or (b) the presiding officer of the meeting. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time, date and place thereof are (i) announced at the meeting at which the adjournment is taken, (ii) displayed, during the time scheduled for the meeting, on the same electronic network used to enable stockholders and proxy holders to participate in the meeting by means of remote communication, or (iii) set forth in the notice of meeting given in accordance with Section 222(a) of the Delaware General Corporation Law. At such adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. The chair of the meeting shall have the power to adjourn or recess any annual or special meeting of the stockholders, at any time and for any reason, whether or not there is a quorum, without notice other than announcement at the meeting.

7

Vote Required

Section 9. When a quorum is present at any meeting, the vote of the holders of a majority of the issued and outstanding Voting Stock present in person or represented by proxy shall decide any question brought before such meeting, except as provided to the contrary by statute, the Corporation’s certificate of incorporation or these Bylaws.

One Vote Per Share

Section 10. Each stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such stockholder, but no proxy shall be voted on after three years from its date, unless the proxy provides for a longer period.

No Written Consent in Lieu of Meeting

Section 11. Any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders.

Presiding Officer

Section 12. At each meeting of stockholders, the Chair of the Board of Directors or the chief executive officer of the Corporation (or such other individual designated by the Board of Directors) shall preside as “chair of the meeting,” and the Secretary shall keep records, and in the absence of either such officer, his duty shall be performed by some person appointed at the meeting.

Rules of Conduct at Meetings of Stockholders

Section 13. The Board of Directors shall be entitled to make such rules and regulations for the conduct of meetings of the stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations, if any, the chair of any meeting of stockholders shall have the right and authority to determine the order of business and the procedure at the meeting, including, without limitation, such regulation of the time and manner of voting, limitations on participation in such meeting to stockholders of record and their duly appointed proxies and such other persons as the chair shall permit, limitations on the time allotted to questions or comments by participants, as, in his or her judgment, are necessary, appropriate or convenient for the conduct of the meeting and restrictions on the use of audio or video recording devices at the meeting.

ARTICLE III

DIRECTORS

Number, Classification, Removal

Section 1. The number of Directors shall be fixed from time to time by the Board of Directors, but shall not be less than 3 nor more than 15 persons. The Directors shall be elected at the annual meeting of the stockholders in accordance with the provisions of Section 4 of Article II, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be stockholders.

8

Section 2. Subject to the rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, newly created Directorships resulting from any increase in the number of Directors and any vacancy on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board of Directors, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of Directors in which the new Directorship was created or the vacancy occurred and until such Director’s successor shall have been elected and qualified. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of an incumbent Director.

Section 3. Subject to the rights of the holders of any class or series of stock having preference over the Common Stock as to dividends or upon liquidation to elect additional Directors under specified circumstances, any Director may be removed from office with or without cause by the stockholders in the manner provided in this Section 3. At any annual meeting of the stockholders of the Corporation or at any special meeting of the stockholders of the Corporation, the notice of which shall state that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of a majority of the combined voting power of the outstanding shares of Voting Stock, voting together as a single class, may remove such Director or Directors.

Section 4. The business of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts and things as are not by statute or by the certificate of incorporation or by these Bylaws directed or required to be exercised or done by the stockholders.

Meetings of the Board of Directors

Section 5. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the State of Delaware.

Section 6. Meetings of the Board of Directors may be held at such time and place as shall be specified in a notice given in the manner hereinafter provided, or as shall be specified in a written waiver signed by all of the Directors.

Section 7. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.

Section 8. Special meetings of the Board of Directors may be called by the Chair of the Board, the chief executive officer of the Corporation or by two or more of the Directors. Notice of the time and place, if any, of all special meetings of the Board of Directors shall made be orally or in writing, including a voice messaging system or other system or technology designed to record and communicate messages, or by electronic mail or other electronic means, during normal business hours, at least 24 hours before the date and time of the meeting.

Section 9. Except as provided in these Bylaws to the contrary, at all meetings of the board a majority of the total number of Directors shall constitute a quorum for the transaction of business and the vote of a majority of the Directors entitled to vote and present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless the certificate of incorporation shall require a vote of a greater number. If a quorum shall not be present at any meeting of the Board of Directors, the Directors present thereat may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

9

Section 10. Unless otherwise restricted by the certificate of incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the board or committee, as the case may be, consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or committee.

Section 11. At all meetings of the Board of Directors, business shall be transacted in such order as from time to time the Board of Directors may determine.

At all meetings of the Board of Directors, the Chair of the Board of Directors shall preside, and in his absence a person shall be chosen by the board from among the Directors present to act as chair of the meeting.

The Secretary of the Corporation shall act as Secretary of the meeting of the Board of Directors, but in the absence of the Secretary, the presiding officer may appoint any person to act as Secretary of the meeting.

Committees of Directors

Section 12. The Board of Directors may, by resolution passed by a majority of the whole board, designate one or more committees, each committee to consist of one (1) or more of the Directors of the Corporation. The board may designate one (1) or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence of disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the certificate of incorporation (except pursuant to a resolution relating to the issuance of capital stock pursuant to Section 151 of Title 8 of the Delaware General Corporation Law); adopting an agreement of merger or consolidation; recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation’s property and assets; recommending to the stockholders the dissolution of the Corporation or a revocation of a dissolution; or amending these Bylaws and, unless the resolution or certificate of incorporation expressly so provides, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock. Such committee or committees shall have such members as may be determined from time to time by resolution adopted by the Board of Directors.

Section 13. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors.

Compensation of Directors

Section 14. The Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

10

ARTICLE IV NOTICES
Section 1.    Whenever notice is required to be given to any Director or stockholder pursuant to a statutory provision or the certificate of incorporation or these Bylaws, it shall not be construed to mean personal notice, but such notice may be given in writing, by mail, addressed to such Director or stockholder, at his address as it appears on the records of the Corporation, with postage thereon prepaid, and such notice shall be deemed to be given at the time when the same shall be deposited in the United States mail. Notices to Directors may also be given by the means set forth in Article III, Section 8 of these Bylaws.

Section 2. Whenever notice is required to be given pursuant to a statutory provision or the certificate of incorporation or these Bylaws, a waiver thereof in writing, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent thereto.

ARTICLE V OFFICERS
Section 1. The officers of the Corporation shall be chosen by the Board of Directors and shall be a chief executive officer, a president, a vice president, a secretary and a treasurer. The Board of Directors may also choose additional vice presidents and one or more assistant secretaries and assistant treasurers. Any number of offices may be held by the same person, unless the certificate of incorporation or these Bylaws otherwise provide.

Section 2. The Board of Directors at its first meeting after each annual meeting of stockholders shall choose a chief executive officer, a president, one or more vice presidents, a secretary and a treasurer.

Section 3. The Board of Directors may appoint such other officers and agents as it shall deem necessary who shall hold their offices for such terms and shall exercise such powers and perform such duties as shall be determined from time to time by the board.

Section 4. The salaries of all officers of the Corporation shall be fixed by the Board of Directors.

Section 5. The officers of the Corporation shall hold office until their successors are chosen and qualify. Any officer elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the Board of Directors. Any vacancy occurring in any office of the Corporation shall be filled by the Board of Directors.

The Chief Executive Officer

Section 6. The chief executive officer of the Corporation shall have general and active management of the business of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall execute bonds, mortgages and other contracts requiring a seal, under the seal of the Corporation, except where required or permitted by law to be otherwise signed and executed and except where the signing and execution thereof shall be expressly delegated by the Board of Directors to some other officer or agent of this Corporation. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

11

The President

Section 7. The president shall be responsible for the day- to- day operations of the Corporation and shall have the authority to execute all documents and instruments necessary to carry out such operations. He shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Vice Presidents

Section 8. In the absence of the president or in the event of his inability or refusal to act, the vice president shall perform the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions upon the president. The vice presidents shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Secretary and the Assistant Secretary

Section 9. The Secretary shall attend all meetings of the Board of Directors and all meetings of the stockholders and record all the proceedings of the meetings to be kept for that purpose and shall perform like duties for the standing committees when required. He shall give, or cause to be given, notice of all meetings of the stockholders and special meetings of the Board of Directors, and shall perform such other duties as may be prescribed by the Board of Directors or president, under whose supervision he shall be. He shall have custody of the corporate seal of the Corporation and he, or an assistant secretary, shall have authority to affix the same to any instrument requiring it and when so affixed, it may be attested by his signature or by the signature of such assistant secretary. The Board of Directors may give general authority to any other officer to affix the seal of the Corporation and to attest the affixing thereof by his signature.

Section 10. The assistant secretary (or if there be more than one, the assistant secretaries in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the Secretary or in the event of his inability or refusal to act, perform the duties and exercise the powers of the Secretary and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

The Treasurer and Assistant Treasurer

Section 11. The treasurer shall have the custody of the corporate funds and securities and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation and shall deposit all moneys and other valuable effects in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper vouchers for such disbursements, and shall render to the president and the Board of Directors, at its regular meetings, or when the Board of Directors so requires, an account of all his transactions as treasurer and of the financial condition of the Corporation. If required by the Board of Directors, he shall give the Corporation a bond (which shall be renewed every six years) in such sum and with such surety or sureties as shall be satisfactory to the Board of Directors for the faithful performance of the duties of his office and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, paper, vouchers, money and other property of whatever kind in his possession or under his control belonging to the Corporation.

12

Section 12. The assistant treasurer (or, if there shall be more than one, the assistant treasurers in the order determined by the Board of Directors, or, if there be no such determination, then in the order of their election) shall, in the absence of the treasurer or in the event of his inability or refusal to act, perform the duties and exercise the powers of the treasurer and shall perform such other duties and have such other powers as the Board of Directors may from time to time prescribe.

ARTICLE VI CERTIFICATES OF STOCK
Section 1. The shares of the Corporation’s stock may be certificated or uncertificated, as provided under Delaware law, and shall be entered in the books of the Corporation and registered as they are issued. Any certificates representing shares of stock shall be signed by, or in the name of the Corporation by, the president or a vice president and the treasurer or an assistant treasurer, or the Secretary or an assistant secretary of the Corporation, certifying the number and class of shares of stock of the Corporation owned by the holder thereof. If the Corporation shall be authorized to issue more than one class of stock or more than one series of any class, the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights shall be set forth in full or summarized on the face or back of the certificate which the Corporation shall issue to represent such class or series of stock, provided that, except as otherwise provided in Section 202 of the General Corporation Law of Delaware, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate which the Corporation shall issue to represent such class or series of Stock, a statement that the Corporation will furnish without charge to each stockholder who so requests the designations, preferences and relative, participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights.

Section 2. Where a certificate is countersigned (1) by a transfer agent other than the Corporation or its employee, or, (2) by a registrar other than the Corporation or its employee, any other signature on the certificate may be facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue.

Lost Certificates

Section 3. The Board of Directors may issue a certificate or certificates or uncertificated shares in place of any certificate(s) theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate(s) of stock to be lost, stolen or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate(s), or his legal representative, to advertise the same in such manner as it shall require and/or to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate(s) alleged to have been lost, stolen or destroyed.

13

Transfers of Stock

Section 4. Transfers of shares may be made only by the record holder of such shares, or by an attorney lawfully constituted in writing, which transfer shall be made on the books of the Corporation, and, in the case of shares represented by a certificate, such transfer may only be made upon surrender of the certificate to the Corporation. The Corporation shall cancel any such surrendered certificate.

Fixing Record Date

Section 5. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting, nor more than sixty (60) days prior to any other action. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

Registered Stock Holders

Section 6. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and to hold liable for calls and assessments a person registered on its books as the owner of shares, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware.

ARTICLE VII

GENERAL PROVISIONS

Dividends

Section 1. Dividends upon the capital stock of the Corporation, subject to the provisions of the certificate of incorporation, if any, may be declared by the Board of Directors at any regular or special meetings, pursuant to law. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the certificate of incorporation.

Section 2. Before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Directors shall think conducive to the interest of the Corporation, and the Directors may modify or abolish any such reserve in the manner in which it was created.

14

Annual Statement

Section 3. The Board of Directors shall present at each annual meeting, and at any special meeting of the stockholders when called for by vote of the stockholders, a full and clear statement of the business and condition of the Corporation.

Checks

Section 4. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such other person or persons as the Board of Directors may from time to time designate.

Fiscal Year

Section 5. The fiscal year of the Corporation shall begin on the first day of July of each year and end on the last day of June of each year, unless otherwise determined by the Board of Directors.

Seal

Section 6. The corporate seal shall have inscribed thereon the name of the Corporation, the year of its organization and the words “Corporate Seal, Delaware”. The seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise placed thereon.

Interested Directors and Officers

Section 7.

(a)No contract or transaction between a Corporation and one or more of its Directors or officers, or between a Corporation and any other Corporation, partnership, association, or other organization in which one or more of its Directors or officers are Directors or officers, or have a financial interest, shall be void or voidable solely for this reason, or solely because the Director or officer is present at or participates in the meeting of the board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purposes, if;

(i)The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the Board of Directors or the committee, and the board or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested Directors, even though the disinterested Directors be less than a quorum; or
(ii)The material facts as to his relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract for transaction is specifically approved in good faith by vote of the stockholders; or

(iii)The contract or transaction is fair as to the Corporation as of the time it is authorized, approved or ratified, by the Board of Directors, a committee thereof, or the stockholders.

(b)Common or interested Directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or of a committee which authorizes the contract or transaction.

15

Exclusive Forum

Section 8. Unless the Corporation consents in writing to the selection of an alternative forum, the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Corporation, (ii) any action asserting a claim of breach of a fiduciary duty owed by any Director or officer or other employee of the Corporation to the Corporation or the Corporation’s stockholders, (iii) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation arising pursuant to any provision of the Delaware General Corporation Law or the certificate of incorporation or these Bylaws (as either may be amended from time to time), or (iv) any action asserting a claim against the Corporation or any Director or officer or other employee of the Corporation governed by the internal affairs doctrine shall, in each case, be the Court of Chancery in the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware). If any action the subject matter of which is within the scope of the preceding sentence is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce the preceding sentence and (ii) having service of process made upon such stockholder in any such action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Section 8 of Article VII. The existence of any prior consent to an alternative forum shall not act as a waiver of the Corporation’s ongoing consent right as set forth above in this Section 8 of Article VII with respect to any current or future actions or claims.

ARTICLE VIII

AMENDMENTS

Section 1. These Bylaws may be altered, amended or repealed or new bylaws may be adopted by the stockholders or by the Board of Directors at any regular meeting of the stockholders or of the Board of Directors or at any special meeting of the stockholders or of the Board of Directors if notice of such alteration, amendment, repeal or adoption of new bylaws are contained in the notice of such special meeting. These Bylaws may also be amended in accordance with any other provision of these Bylaws.

ARTICLE IX

INDEMNIFICATION AND INSURANCE

Indemnification

Section 1.

(a)Subject to Section 3 of this Article IX, the Corporation shall indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any threatened, pending, or completed action, lawsuit, or proceeding, whether civil, criminal, administrative, or investigative (a “proceeding”), by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of Corporation as a Director or officer of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to an employee benefit plan (collectively, “another enterprise”).

16

(b)The Corporation may indemnify, to the full extent that it shall have power under applicable law to do so and in a manner permitted by such law, any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation or is or was serving at the request of the Corporation as an employee or agent of another enterprise.

Advancement of Expenses

Section 2.

(a)Subject to Section 3 of this Article IX, with respect to any person made or threatened to be made a party to any threatened, pending, or completed proceeding, by reason of the fact that such person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another enterprise, the Corporation shall pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition (an “advancement of expenses”); provided, however, that any advancement of expenses shall be made only upon receipt of a written agreement by such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under this Article IX or otherwise.

(b)With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another enterprise, the Corporation may, in its discretion and upon such terms and conditions, if any, as the Corporation deems appropriate, pay the expenses (including attorneys’ fees) incurred by such person in defending any such proceeding in advance of its final disposition.

Actions Initiated Against the Corporation

Section 3. Notwithstanding anything contained in Section 1(a) or Section 2(a) of this Article IX to the contrary, and except as provided in Section 5(b) of this Article IX with respect to a proceeding initiated against the Corporation by a Director or officer of the Corporation (or by a person serving at the request of the Corporation as a Director or officer of another enterprise), the Corporation shall not be required to indemnify or to advance expenses (including attorneys’ fees) to such person in connection with prosecuting the proceeding (or part thereof) or in defending any counterclaim, cross- claim, affirmative defense or like claim of the Corporation in such proceeding (or part thereof) unless the proceeding was authorized by the Board.

Contract Rights

Section 4. With respect to any person made or threatened to be made a party to any proceeding, by reason of the fact that the person is or was a Director or officer of the Corporation or is or was serving at the request of the Corporation as a Director or officer of another enterprise, the rights to indemnification and to the advancement of expenses conferred in Sections 1(a) and 2(a) of this Article IX shall be contract rights. Any amendment, repeal, modification, or adoption of any provision inconsistent with this Article IX shall not adversely affect any right to indemnification or advancement of expenses granted to any person pursuant to this Article IX with respect to any act or omission of the person occurring prior to the time of such amendment, repeal, modification, or adoption (regardless of whether the proceeding relating to such acts or omissions is commenced before or after the time of such amendment, repeal, modification, or adoption).

17

Claims

Section 5.

(a)If a claim under Section 1(a) of this Article IX with respect to any right to indemnification is not paid in full by the Corporation within 60 days after a written demand has been received by the Corporation or a claim under Section 2(a) of this Article IX with respect to any right to the advancement of expenses is not paid in full by the Corporation within 20 days after a written demand has been received by the Corporation, then the person seeking to enforce a right to indemnification or to an advancement of expenses may at any time thereafter bring a lawsuit against the Corporation to recover the unpaid amount of the claim.

(b)If successful in whole or in part in any lawsuit brought pursuant to Section 5(a) of this Article IX, or in a lawsuit brought by the Corporation to recover an advancement of expenses, the person seeking to enforce a right to indemnification or an advancement of expenses or the person from whom the Corporation sought to recover an advancement of expenses shall be entitled to be paid by the Corporation the reasonable expenses (including attorneys’ fees) of prosecuting or defending such lawsuit.

(c)In any lawsuit brought by a person seeking to enforce a right to indemnification (but not a lawsuit brought by a person seeking to enforce a right to an advancement of expenses), it shall be a defense that the person seeking to enforce a right to indemnification has not met any applicable standard for indemnification under applicable law. With respect to any lawsuit brought by a person seeking to enforce a right to indemnification or right to advancement of expenses, or any lawsuit brought by the Corporation to recover an advancement of expenses, neither the failure of the Corporation to have made a determination prior to commencement of such lawsuit that indemnification of such person is proper in the circumstances because such person has met the applicable standards of conduct under applicable law, nor an actual determination by the Corporation that such person has not met such applicable standards of conduct, shall create a presumption that such person has not met the applicable standards of conduct or, in a case brought by such person seeking to enforce a right to indemnification, be a defense to such lawsuit.

(d)In any lawsuit brought by a person seeking to enforce a right to indemnification or to an advancement of expenses or by the Corporation to recover an advancement of expenses, the burden shall be on the Corporation to prove that the person seeking to enforce a right to indemnification or to an advancement of expenses or the person from whom the Corporation seeks to recover an advancement of expenses is not entitled to be indemnified, or to such an advancement of expenses, under this Article IX or otherwise.

Determination of Entitlement to Indemnification

Section 6. Any indemnification required or permitted under this Article IX (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the present or former Director, officer, employee, or agent is proper in the circumstances because he or she has met all applicable standards of conduct set forth in this Article IX and Section 145 of the Delaware General Corporation Law. Such determination shall be made, with respect to a person who is a Director or officer of the Corporation at the time of the determination: (1) by a majority vote of the Directors who are not parties to such action, lawsuit or proceeding, even though less than a quorum; (2) by a committee of such Directors designated by majority vote of such Directors, even though less than a quorum; (3) if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or (4) by the stockholders. Such determination shall be made, with respect to any person who is not a Director or officer of the Corporation at the time of such determination, in the manner determined by the Board (including in such manner as may be set forth in any

18

general or specific action of the Board applicable to indemnification claims by such person) or in the manner set forth in any agreement to which such person and the Corporation are parties.

Non- Exclusive Rights

Section 7. The indemnification and advancement of expenses provided in this Article IX shall not be deemed exclusive of any other rights to which any person may be entitled under any bylaw, agreement, vote of stockholders or disinterested Directors, or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be such Director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Insurance

Section 8. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee, or agent of the Corporation or is or was serving at the request of the Corporation as a Director, officer, employee, or agent of another enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article IX or otherwise.

Severability

Section 9. If any provision or provisions of this Article IX shall be held to be invalid, illegal, or unenforceable for any reason whatsoever: (1) the validity, legality, and enforceability of the remaining provisions of this Article IX (including, without limitation, each portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable, that is not itself held to be invalid, illegal, or unenforceable) shall not in any way be affected or impaired; and (2) to the fullest extent possible, the provisions of this Article IX (including, without limitation, each such portion of any paragraph or clause containing any such provision held to be invalid, illegal, or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal, or unenforceable.

19